Exhibit 23.1

Independent Auditors' Consent

We consent to the incorporation by reference in Registration Statement No. 333-85217 of Stage Stores, Inc. on Form S-8 of our report dated March 11, 2003, appearing in this Annual Report on Form 10-K of Stage Stores, Inc. for the year ended February 1, 2003.

DELOITTE & TOUCHE LLP

Houston, Texas

April 22, 2003